Invoice Number

132985-P739-035-20220927

Successful Buyer
2022-09-27

Busan Sale

Invoice for Successful Buyer

■ Buyer : Masterworks Gallery, LLC as agent for Masterworks Cayman SPC, acting on behalf of its Gallery Segregated Portfolio

		Title		Hammer Price	Commission	Other Expenses	Total
Lot. 35		Yayoi Kusama	Pumpkin	1,950,000,000	351,000,000.	.	2,301,000,000.
		Total		1,950,000,000	351,000,000.	.	2,301,000,000.

Art Works	**1**	
Hammer Price	**1,950,000,000**	**KRW**
Commission	**351,000,000.**	**KRW**
Purchase Price	**2,301,000,000.**	**KRW**

■ **Account Information**

KRW Account
Bank : Woori Bank
Bank Address : 127, Pyeongchangmunhwa-ro, Jongno-gu, Seoul, Republic of Korea
Branch Name : Pyeongchangdong
Tel : +82-2-396-0030
Swift code : [***]
Account : [***]
Account Name : SEOUL AUCTION
Address : 24 Pyeongchang 30-gil, Jongno-gu, Seoul, Republic of Korea

A successful bidder shall make full payments, including the amount of the purchased items plus commission by 26/November/2022. Payment should be made by Korean Won.

Seoul Auction EST. 1998

24, Pyeongchang 30-gil, Jongno-gu, Seoul, Korea, 03004
TEL +82 2 395 0330 FAX +82 2 395 0338